Exhibit 10(c)

Letter of Consent from Yellowstone Corporate Services, Inc. and
Jupiter Capital Korea Co. Ltd. to Wink Co. Ltd. dated February 6,
2002 with regard to assignment of Contract for Services by Wink Co. Ltd. to Mr. Mean-Churl Lee


February 6, 2002


Wink Co. Ltd.
1F Sungbuk Trizm Bldg.
46-1 Hawolgok-dong, Sungbuk-gu
Seoul, 136-865, Korea


Dear Sir,

We understand that Wink Co. Ltd. ("Wink") is contemplating to transfer and assign to Mean-Churl Lee, of 106-69 Daelim Kang Byun Town, Eungbong-dong Sungdongku, Seoul, Korea,(133-769), as assignee, the followings:-

1. all Wink's rights and obligations under the Contract for Services entered into by Wink, Yellowstone Corporate Services Inc. ("YCSI"), and Jupiter Capital Korea Co. Ltd ("JCK") in September 2001 whereby Wink appointed YCSI and JCK as Joint Project Manager to assist Wink to become a quoted company, either directly or indirectly, on the Over-The-Counter Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers ("NASD") in the United States of America.

2. all Wink's rights attached to the payment of USD30,000 already made to YCSI and JCK under the above mentioned Contract for Services.

Pursuant to Clause 12 of the above-mentioned Contract for Services Wink, shall not assign its rights or delegate its duties under any term or condition set forth in this Contract without the prior written consent of YCSI & JCK.

We hereby grant you our written consent to Wink to transfer and assign to Mean-Churl Lee the items as set out above in this letter. We also agree that from the date of the contemplated assignment becomes effective, Mean-Churl Lee shall replace Wink as the party to the above-mentioned Contract for Services, and that Wink shall be released for any further obligations called for under the above-mentioned Contract for Services.


For and on behalf of             For and on behalf of
YELLOWSTONE CORPORATE SERVICES,  Jupiter Capital Korea Co. Ltd.
INC.


/s/ King K. Yu                   /s/ Chang-Suk Kim
---------------------            -------------------------
King K. Yu                       Chang-Suk Kim
Director & President             Chief Executive Officer